                                                                   Exhibit 4.2



UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NEITHER THIS NOTE NOR THE GUARANTEE INCLUDED HEREIN IS A BANK DEPOSIT OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER INSURER OR GOVERNMENTAL AGENCY.

AS OF FEBRUARY 15, 1993, THE INDENTURE, DATED AS OF DECEMBER 1, 1991, RELATING TO THIS SECURITY HAS BEEN AMENDED BY A SUPPLEMENTAL INDENTURE.

                                PNC FUNDING CORP
                              7.00% NOTES DUE 2004

REGISTERED                                                   CUSIP 693476AN3
No. 1                                                           $
    -

             PNC FUNDING CORP, a corporation duly organized and existing under the laws of Pennsylvania (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the
principal sum of             Million Dollars on September 1, 2002, and to pay
interest thereon from September 1, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on March 1 and September 1 in each year, commencing March 1, 2000, and at maturity, at the rate of 7.00% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner acceptable to the Trustee and not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

             Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest on this Security may be paid by mailing checks for such interest payable to or upon the written order of the Holders of this Security entitled thereto as they shall appear on the registry books of the Company.

             Unless the certificate of authentication hereon has been executed by the Trustee hereinafter referred to, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

             This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1991, among the Company, PNC Financial Corp (now known as PNC Bank Corp.) ("Guarantor") and Manufacturers Hanover Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) as amended by a Supplemental Indenture dated as of February 15, 1993 by and among the Company, PNC Bank Corp. (formerly known as PNC Financial Corp) ("Guarantor") and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company and now known as The Chase Manhattan Bank) ("Trustee") (such Indenture as amended being herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated above, limited (except as provided in the Indenture) in aggregate principal amount to $300,000,000.

             The Securities of this series are not redeemable prior to their Stated Maturity. The Notes of this series are not subject to any sinking fund.

             If an Event of Default (as defined in the Indenture) with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

             The indebtedness of the Company evidenced by the Securities of this series, including the principal thereof and interest thereon, shall, to the extent and in the manner set forth in the Indenture, rank equally in right of payment with each other and with all Senior Indebtedness of PNC Funding (as defined in said Indenture), and each Holder of Securities, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture. The indebtedness of the Company evidenced by the Securities of this series, including the principal thereof and interest thereon, also would rank equally in right of payment with any borrowings under the $500 million credit facility under an Amended and Restated Credit Agreement dated as of March 18, 1996, under which no amounts are outstanding as of the date of this Security.

             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the holders of the Securities of any series under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Securities of all series (voting as one class) to be affected by such amendment or modification. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Outstanding Securities of any series, on behalf of the holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

             No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

             As provided in the Indenture and subject to certain limitations therein set forth and to the limitations set forth in the legend on the first page of this Security, the transfer of this Security is registrable in the Security Register, upon due presentment of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

             The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

             No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

             Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

             This Security is a global security. Accordingly, unless and until it is exchanged in whole or in part for individual certificates evidencing the Securities represented hereby, this Security may not be transferred except as a whole by The Depository Trust Company (the "Depositary") to a nominee of such Depositary or by a nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of persons that have accounts with the Depositary ("Participants") and the records of Participants (with respect to interests of persons other than Participants)). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in this Security. Except as provided below, owners of beneficial interests in this Security will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

             Neither the Company, the Trustee, any Issuing and Paying Agent or any Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

             If the Depositary notifies the Company that it is unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice, the Company will issue individual certificates evidencing the Securities represented hereby in definitive form in exchange for this Security. In addition, the Company may at any time and in its sole discretion determine not to have any Securities represented by one or more global securities and, in such event, will issue individual certificates evidencing Securities in definitive form in exchange for this Security. In any such instance, an owner of a beneficial interest in a Security will be entitled to physical delivery in certificated form of Securities equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in certificated form will be issued in denominations of $1,000 and any integral multiple thereof and will be issued in registered form only, without coupons.

             The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the holders of Securities with respect to the Indenture or for any remedy under the Indenture.

             All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



                                -- END OF PAGE --

                      [signatures appear on following page]

             IN WITNESS WHEREOF, PNC Funding Corp has caused this Note to be signed in its name by its Chairman of the Board, President or any Executive or Senior Vice President, and by its Secretary or an Assistant Secretary, or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.

Dated:  September 1, 1999

                                                   PNC FUNDING CORP

                                                   By
                                                      --------------------------
                                                      Name:
                                                      Title:

Attest:

--------------------------
Name:
Title:


[SEAL]


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

             This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                                   THE CHASE MANHATTAN BANK
                                                     as Trustee


                                                   By
                                                      --------------------------
                                                      Authorized Officer

                                  GUARANTEE OF
                                 PNC BANK CORP.

             FOR VALUE RECEIVED, PNC BANK CORP., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Guarantor"), hereby unconditionally guarantees to the holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal and interest on said Security, when and as the same shall become due and payable, whether by declaration thereof or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of default by PNC Funding Corp (herein called the "Company") in the payment of any such principal or interest, the Guarantor agrees duly and punctually to pay the same.

             The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Security or said Indenture, any failure to enforce the provisions of said Security or said Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the holder of said Security or the Trustee under said Indenture or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of and premium, if any, and interest on said Security.

             The obligations of the Guarantor evidenced by this Guarantee are, to the extent and in the manner set forth in said Indenture, equal in right of payment with each other and with all Senior Indebtedness of PNC (as defined in said Indenture), and each holder of Securities, by the acceptance hereof, agrees to and shall be bound by such provisions of said Indenture. The obligations of the Guarantor evidenced by this Guarantee shall also rank equally in right of payment with the Guarantor's guarantees of PNC Funding's 5.43% Senior Notes Due 2000 and the following joint and several obligations of PNC and PNC Bancorp, Inc. assumed in connection with the merger of Midlantic Corporation with PNC Bancorp, Inc. at December 31, 1995: 9.25% Senior Notes Due 1999, 9.875% Subordinated Capital Notes Due 1999, and 9.20% Subordinated Capital Notes Due 2001. Senior Indebtedness of PNC would also include any borrowings under the $500 million credit facility under an Amended and Restated Credit Agreement dated as of March 18, 1996, under which no amounts are outstanding as of the dates of this Guarantee.

             The Guarantor shall be subrogated to all rights of the holder of said Security against the Company in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, and interest then due on all Securities issued under said Indenture shall have been paid in full.

             This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Security on which this Guarantee is endorsed shall have been signed manually by the Trustee under the Indenture referred to in said Security.

             All terms used in this Guarantee which are defined in the Indenture, dated as of December 1, 1991, among the Company, the Guarantor and Manufacturers Hanover Trust Company, as Trustee (the term "Trustee" includes any successor trustee under the Indenture), as amended by a Supplemental Indenture dated as of February 15, 1993, by and among the Company, the Guarantor and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company and now known as The Chase Manhattan Bank) ("Trustee") shall have the meanings assigned to them in the Indenture.



                                -- END OF PAGE --
                      [signatures appear on following page]

         IN WITNESS WHEREOF, PNC BANK CORP. has caused this Guarantee to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:  September 1, 1999

                                                 PNC BANK CORP.




                                                 By
                                                     ---------------------------
                                                     Name:
                                                     Title:

Attest:



--------------------------
Name:
Corporate Secretary



[SEAL]





                                       3